SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Saddle River Executive Centre
1 Route 17 South,
Saddle River, NJ 07458
(Address of principal executive offices and zip Code)

(201) 258-8450
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

PDI, Inc. (the “Company”) entered into an amendment and restatement of its existing employment separation agreement with Jeffrey Smith, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective as of December 31, 2008 (the “Amended Separation Agreement), in order to conform his employment separation agreement to the requirements Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  The Amended Separation Agreement, among other Section 409A related changes, provides for the deferral of certain payments to the extent necessary to comply with the requirements of Section 409A.

A copy of the Amended Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Amended Separation Agreement is qualified in its entirety by reference to the full text of the agreement.

Item 9.01 Financial Statements and Exhibits.

(c)              Exhibits

10.1              Amended and Restated Employment Separation Agreement with Jeffrey Smith

              * * * * * * *

               SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          PDI, INC.

                              By: /s/ Nancy Lurker
                                          ------------------------------------
                  Nancy Lurker
                  Chief Executive Officer

Date: January 7, 2009

EXHIBIT INDEX

Exhibit No.                                                      Description
___________                                                      ____________

10.1	Amended and Restated Employment Separation Agreement with Jeffrey Smith

EXHIBIT 10.1